As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

33-0595156

(I.R.S. Employer

Identification Number)

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Valerie Palmieri

President and Chief Executive Officer

35 Nutmeg Drive Suite 260

Trumbull, Connecticut 06611

(203) 993-8295

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Beth E. Berg

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer		Accelerated filer

Non-accelerated filer	☑	Smaller reporting company	☑

Emerging growth company

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per security	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	3,150,000	$2.66 (2)	$8,379,000 (2)	$1,087.60

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes such additional number of securities in exercise, conversion or exchange of other securities or that may become issuable as a result of any stock splits, stock dividends or similar transactions relating to the securities issued hereunder.

(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sale price of the common stock as reported on the Nasdaq Capital Market on September 15, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not resell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 18, 2020

PROSPECTUS

3,150,000 Shares

Common Stock

This prospectus relates to the possible resale of up to 3,150,000 shares of our common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. The shares were issued to the selling stockholders in connection with a previously disclosed July 2020 private placement. We are registering the shares to provide the selling stockholders with freely tradable securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest in our securities.

We will receive no proceeds from any sale by the selling stockholders of the shares of our common stock covered by this prospectus, but we have agreed to pay certain expenses relating to the registration of such shares. The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus to or through underwriters, dealers or agents, or directly to purchasers. For a more complete description of the plan of distribution with respect to the securities covered by this prospectus, see the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AWH.”

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS.  YOU SHOULD CONSIDER THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS, IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND, IF APPLICABLE, IN RISK FACTORS DESCRIBED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE BUYING ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and resell, from time to time, up to 3,150,000 shares of our common stock. We will not receive any of the proceeds from these sales. We have agreed to pay certain expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

A prospectus supplement may add to, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any related free writing prospectus provided or approved by us and the other information to which we refer you. We have not authorized any person to provide you with different or inconsistent information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement or any related free writing prospectus provided or approved by us. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates, and the delivery of this prospectus, the applicable prospectus supplement, any related free writing prospectus, or any sale of a security thereunder, shall not, under any circumstances, create any implication to the contrary.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Important Information Incorporated by Reference.”

SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. Accordingly, you should carefully read the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any related free writing prospectus provided or approved by us and the other information to which we refer you, including the information referred to under the heading “Risk Factors” in this prospectus, under the heading “Risk Factors” contained in the applicable prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement. Unless the context requires otherwise, all references in this prospectus to “ASPIRA,” “the Company,” “we,” “us,” “our” or similar references mean Aspira Women’s Health Inc. together with its consolidated subsidiaries.

Our Company

Our core mission is to transform the state of women’s health, globally, starting with ovarian cancer. We aim to ensure that women of all ages, stages and ethnicities have the best solutions available to assess their personalized risk of ovarian cancer at the earliest stage when it matters most. Our end goal is to serve a large global pelvic mass population and overall women’s health sector with a platform coupled with proprietary science and data tools, which will drive better health and wellbeing for each patient we serve.

We are dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve outcomes for women. Our tests are intended to detect and to help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, or to assist in monitoring patients. A distinctive feature of our approach is the combination of multi-modal diagnostics and data. Our goal is to combine multiple biomarkers, other modalities and diagnostics, clinical risk factors and patient data into a single, reportable index score that has higher diagnostic accuracy than its constituents. We concentrate our development on novel diagnostic tests for gynecologic disease, with an initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression and prognosis through collaborations with leading academic and research institutions.

Corporate Information

We were originally incorporated in 1993, and we had our initial public offering in 2000.  Our executive offices are located at 12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400.  We maintain a website at www.aspirawh.com where general information about us is available.  Our website, and the information contained therein, is not incorporated by reference into this prospectus, and you should not consider information contained on our website to form any part of this prospectus.

 Description of the Private Placement

On July 20, 2020, we completed a private placement (the “private placement”) of an aggregate of 3,150,000 shares of our common stock to the selling stockholders in reliance on an exemption to registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and rules promulgated thereunder. Each of the selling stockholders is an “accredited investor” as defined in Rule 501(a) under the Securities Act. In accordance with the registration rights we granted in the securities purchase agreement entered into in connection with the private placement, we are registering for resale by the selling stockholders the shares of our common stock issued in the private placement. The shares were sold at a price of $3.50 per share for an aggregate purchase price of approximately $11 million before transaction costs.

The Offering

Securities Offered by the Selling Stockholders	Up to 3,150,000 shares of common stock

Common Stock Outstanding	104,025,826 shares (1)

Terms of the Offering

The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus to or through underwriters, dealers or agents, or directly to purchasers. See “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

Nasdaq Capital Market Symbol	AWH

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)	Based upon the total number of issued and outstanding shares as of September 17, 2020.

RISK FACTORS

Investing in our securities involves substantial risks. Please carefully consider the risk factors described in our most recent Annual Report on Form 10-K, any subsequent updates in our Quarterly Reports on Form 10-Q and in any other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, and the matters discussed under “Disclosure Regarding Forward-Looking Statements” below, before making an investment decision. Additional risk factors may be included in any prospectus supplements relating to securities described in this prospectus. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future and could result in a complete loss of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Words such as  “may,”  “expects,”  “intends,”  “anticipates,”  “believes,”  “estimates,”  “plans,”  “seeks,”  “could,”  “should,”  “continue,”  “will,”  “potential,”  “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which the document in which they appear is filed with the SEC, and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such dates.

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in any applicable prospectus supplement or in any document incorporated by reference herein or therein.

These factors include, among others: our ability to continue as a going concern; our ability to increase the volume of our product sales; failures by third-party payers to reimburse OVA1, Overa, OVA1plus or ASPiRA GenetiX or changes or variances in reimbursement rates; our ability to secure additional capital on acceptable terms to execute our business plan; our ability to comply with Nasdaq’s continued listing requirements to remain publicly traded; in the event that we succeed in commercializing OVA1, Overa, OVA1plus and ASPiRA GenetiX outside the United States, the political, economic and other conditions affecting other countries; our ability to continue developing existing technologies; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; our or our suppliers’ ability to comply with the Food and Drug Administration’s (“FDA”) requirements for production, marketing and post-market monitoring of our products; additional costs that may be required to make further improvements to our manufacturing operations; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; our ability to continue to develop, protect and promote our proprietary technologies; our ability to use intellectual property directed to diagnose biomarkers; our ability to successfully defend our proprietary technology against third parties; future litigation against us, including infringement of intellectual property and product liability exposure; our ability to retain key employees; business interruptions; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of ASPiRA LABS, Inc.; our ability to comply with FDA regulations that relate to our products and develop and perform laboratory developed tests according to regulatory requirements; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; our ability to use our net operating loss carryforwards; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; and impacts resulting from or relating to the COVID-19 pandemic and actions taken to contain it; expected timing and receipt of proceeds from the State of Connecticut Department of Economic Development loan; expectations regarding the forgiveness of the Paycheck Protection Program loan under the Coronavirus Aid, Relief, and Economic Security Act, anticipated use of capital and its effects; and plans to begin offering COVID-19 antigen testing.

You should read this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their accounts. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with the registration of such shares. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and on the provisions of our Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010, as amended effective June 19, 2014 and June 11, 2020 (our “Certificate of Incorporation”), and our Sixth Amended and Restated Bylaws, effective June 11, 2020 (our “Bylaws”). This information is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, and our Bylaws. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of September 17, 2020, 104,025,826 shares of our common stock were outstanding, 8,229,106 shares of our common stock were subject to outstanding options (assuming, in the case of performance-based options, full attainment of the respective performance measures) and 89,234 shares of our common stock were subject to outstanding restricted stock unit awards. There were 8,470,890 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our stock incentive plans. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.  As described under “Stockholders Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

As of September 17, 2020, there were no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our Board of Directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Stockholders Agreement

In connection with a private placement in May 2013, we entered into a stockholders agreement with the purchasers named therein (the “Stockholders Agreement”). Pursuant to and subject to the terms of the Stockholders Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. As a result, some or all of such investors may participate in future equity offerings made pursuant to this prospectus.

In addition, the Stockholders Agreement prohibits the Company from taking material actions without the consent of at least one of the two primary investors (Jack W. Schuler, on the one hand, and Oracle Partners, LP and Oracle Ten Fund Master, LP, on the other hand). These material actions include:

•  making any acquisition with value greater than $2 million;

•  entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

•  submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board of Directors;

•  offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•  amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;

•  taking any action that would result in a change in control of ASPIRA or an insolvency event;

•  paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

•  adopting or amending any stockholder rights plan.

In addition, the two primary investors each received the right to designate a person to serve on our Board of Directors. These rights terminate for each investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our Board of Directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, and the amendment of any of the provisions of our Bylaws described in the immediately preceding paragraph would require approval by our Board of Directors or the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

Transfer Agent

The transfer agent for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AWH.”

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or to or through one or more underwriters, dealers or agents. The selling stockholders will be responsible for any underwriting discounts or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell shares using any one or more of the following methods:

•	on the Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	through the settlement of short sales;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders also may sell shares under Rule 144 promulgated under the Securities Act rather than under this prospectus or any related prospectus supplement.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these shares of our common stock to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell our common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the shares of our common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. While neither we nor any selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any related prospectus supplement. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of Nasdaq pursuant to Rule 153 under the Securities Act.

We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

The shares of common stock covered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock covered by this prospectus. Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (iv) other facts material to the transaction.

With certain exceptions, we have agreed to use commercially reasonable efforts to keep this prospectus effective until the earlier of July 20, 2022, the date by which all the shares of common stock covered by this prospectus may be sold without volume or manner of sale restrictions which may be applicable to affiliates under Rule 144 or the date by which all the shares covered by this prospectus are sold. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus or any related prospectus supplement forms a part.

SELLING STOCKHOLDERS

The “selling stockholders” named in this prospectus may sell shares of our common stock registered pursuant to the registration statement of which this prospectus is a part. This prospectus covers the resale of 3,150,000 shares of our common stock issued to the selling stockholders named in this prospectus in connection with our previously disclosed July 2020 private placement. The selling stockholders are not required to offer any of the shares of our common stock covered by this prospectus for resale. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate with precision the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates.

Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

Each selling stockholder that sells shares of common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of our common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth information with respect to our common stock beneficially owned by the selling stockholders as of September 17, 2020. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Shares of common stock are deemed to be beneficially owned by any person who has or shares voting or investment power with respect to such shares:

	Shares Beneficially Owned Prior to Resale(1)		Shares Offered for Resale	Shares Beneficially Owned After Resale(2)
Name of Selling Stockholder	#	%		#	%
Jack W. Schuler Living Trust (3)	25,394,517	24.41%	2,285,715	23,108,802	22.21%
Goudy Park Capital LP (4)	477,695	0.46%	250,000	227,695	0.22%
Tino Hans Schuler Trust (5)	6,570,859	6.32%	158,730	6,412,129	6.16%
Tanya Eve Schuler Trust (6)	6,570,859	6.32%	158,730	6,412,129	6.16%
Therese Heidi Schuler Trust (7)	6,570,759	6.32%	158,730	6,412,029	6.16%
JS Grandchildren Trust (5)	1,000,188	0.96%	47,619	952,569	0.92%
Schuler Descendants Trust (5)(6)	1,000,190	0.96%	47,619	952,571	0.92%
Birchview Fund, LLC (8)	1,368,034	1.32%	42,857	1,325,177	1.27%
Total			3,150,000

________

(1)  Based on 104,025,826 shares of our common stock outstanding as of September 17, 2020.

(2)  Assumes that the selling stockholders will sell all of the shares of common stock saleable pursuant to this prospectus.  The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)Based on the information provided in Amendment No. 12 to Schedule 13D filed with the SEC on July 6, 2020 by Jack W. Schuler with respect to himself and the Jack W. Schuler Living Trust (collectively, the “Jack Schuler Reporting Persons”). The Jack Schuler Reporting Persons reported that Mr. Jack W. Schuler had shared voting and dispositive power with respect to 25,751,787 shares of our common stock and the Jack W. Schuler Living Trust had shared voting and dispositive power with respect to 25,394,517. Pursuant to the Stockholders Agreement, Mr. Jack W. Schuler is entitled to designate one individual to be nominated by the Company to serve on the Company’s Board of Directors. Mr. Jack W. Schuler is the sole trustee of the Jack W. Schuler Living Trust.

(4) James W. DeYoung, Jr. is the managing member of Goudy Park Capital LP.

(5) Based on the information provided in Amendment No. 12 to Schedule 13D filed with the SEC on July 6, 2020 by Tino Hans Schuler with respect to himself and Tino Hans Schuler Trust (collectively, the “Tino Schuler Reporting Persons”). The Tino Schuler Reporting Persons reported that Mr. Tino Schuler had shared voting and dispositive power with respect to 8,571,237 shares of our common stock, which consists of (i) 6,570,859 shares of our common stock held by the Tino Hans Schuler Trust, (ii) 1,000,188 shares of our common stock held by the JS Grandchildren Trust and (iii) 1,000,190 shares of our common stock held by the Schuler Descendants Trust. Mr. Tino Schuler is the sole trustee of the Tino Hans Schuler Trust, is the co-trustee with Ms. Therese Hoffman of the JS Grandchildren Trust and is the co-trustee with Ms. Tanya Schuler Sharman and Ms. Therese Hoffman of the Schuler Descendants Trust.

(6)Based on the information provided in Amendment No. 12 to Schedule 13D filed with the SEC on July 6, 2020 by Tanya Schuler Sharman with respect to herself and Tanya Eva Schuler Trust (collectively, the “Tanya Schuler Reporting Persons”). The Tanya Schuler Reporting Persons reported that Ms. Tanya Schuler Sharman had shared voting and dispositive power with respect to 7,571,049 shares of our common stock, which consists of (i) 6,570,859 shares of our common stock held by the Tanya Eva Schuler Trust and (ii) 1,000,190 shares of our common stock held by the Schuler Descendants Trust. Ms. Tanya Schuler Sharman is the sole trustee of the Tanya Eva Schuler Trust and is the co-trustee with Mr. Tino Schuler and Ms. Therese Hoffman of the Schuler Descendants Trust.

(7)Based on the information provided in Amendment No. 12 to Schedule 13D filed with the SEC on July 6, 2020 by H. George Schuler with respect to himself and Therese Heidi Schuler Trust (collectively, the “H. George Schuler Reporting Persons”). The H. George Schuler Reporting Persons reported that Mr. H. George Schuler had shared voting and dispositive power with respect to 8,241,240 shares of our common stock and the Therese Heidi Schuler Trust had shared voting and dispositive power with respect to 6,570,759. Mr. H. George Schuler is the sole trustee of the Therese Heidi Schuler Trust.

(8)Matthew Strobeck has shared voting and dispositive power with respect to 3,340,104 shares of our common stock, which includes 1,368,034 shares of our common stock held by Birchview Fund LLC. Birchview Capital, LP is the investment manager of Birchview Fund, LLC. Mr. Strobeck is the managing member of both Birchview Capital, LP and Birchview Fund LLC.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Michael A. Gordon, a stockholder of the Company, is a partner in such firm. As of September 18, 2020, Mr. Gordon beneficially owned securities representing less than 1% of the outstanding shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (formerly Vermillion, Inc.) as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities the selling stockholders may offer under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov.  Our SEC filings are also available to the public at our website at www.aspirawh.com.

Information on the Company’s website, any subsection, page, or other subdivision of the Company’s website, or any website linked to by content on the Company’s website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference herein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to the date of the initial filing of the registration statement of which this prospectus forms a part until the offering of the securities covered by this prospectus is completed:

(a)	Our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019, filed with the SEC on April 7, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 14, 2020 and August 14, 2020, respectively;
(c)

Our Current Reports on Form 8‑K filed with the SEC on January 31, 2020,  March 17, 2020,  April 28, 2020,  May 7, 2020,  June 11, 2020 (other than information furnished under Item 7.01), June 29, 2020 and July 7, 2020 (other than information furnished under Item 7.01); and

(d)

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400
Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee:

SEC Registration Fee	$1,087.60
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	5,000
Miscellaneous	–
Total	$31,087.60

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expense which the Court of Chancery or other such court deems proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above in any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL are not exclusive of any other rights of

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indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Article VII of our Certificate of Incorporation provides for such limitation of liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Certificate of Incorporation and Bylaws. Article VII of our Certificate of Incorporation and Article VI of our Bylaws provide in substance that, to the fullest extent permitted by the DGCL, each director and officer shall be indemnified against reasonable costs and expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, a predecessor of the Company, or serves or served as a director, officer or employee of another enterprise at the request of the Company or any predecessor of the Company. The indemnification provided by our Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

 D&O Insurance. We maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1.1	Form of Underwriting Agreement					(1)

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4.1	Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc. (formerly Vermillion, Inc.) dated January 22, 2010	8-K	000-31617	3.1	January 25, 2010

4.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc. (formerly Vermillion, Inc.), effective June 27, 2014	10-Q	000-34810	3.2	August 14, 2014

4.3	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc. (formerly Vermillion, Inc.), effective June 11, 2020	8-K	001-34810	3.1	June 11, 2020

4.4	Sixth Amended and Restated Bylaws of Aspira Women’s Health Inc., as amended effective June 11, 2020	8-K	001-34810	3.2	June 11, 2020

4.5	Form of Aspira Women’s Health Inc. (formerly Ciphergen Biosystems, Inc.) Common Stock Certificate	S-1/A	333-32812	4.1	August 24, 2000

5.1	Opinion of Sidley Austin LLP					☑

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm					☑

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)					☑

24.1	Power of Attorney (contained herein on signature page)					☑
_______

(1)  To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.	Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or

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prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on September 18, 2020.

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Valerie B. Palmieri
Valerie B. Palmieri President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valerie B. Palmieri and Robert Beechey, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Valerie B. Palmieri Valerie B. Palmieri	President and Chief Executive Officer (Principal Executive Officer) and Director	September 18, 2020

/s/ Robert Beechey Robert Beechey	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 18 , 2020

/s/ James T. LaFrance James T. LaFrance	Director and Chairman of the Board of Directors	September 18 , 2020

/s/ James S. Burns James S. Burns	Director	September 18 , 2020

/s/ Nancy G. Cocozza	Director	September 18 , 2020
Nancy G. Cocozza

/s/ Veronica G. H. Jordan Veronica G. H. Jordan	Director	September 18 , 2020

/s/ David Schreiber David Schreiber	Director	September 18 , 2020